Exhibit 23.2
                                                                  ------------



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the National Technical Systems, Inc. 1994 Stock Option Plan and 2002 Stock Option Plan of our report dated April 14, 2003, with respect to the consolidated financial statements and schedule of National Technical Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2003.





Woodland Hills, California
June 23, 2003